SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2005

                REDWOOD MICROCAP FUND, INC.
(Exact name of registrant as specified in its charter)

Colorado	811-03986	84-0937822
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

6180 Lehman Drive, Suite 103, Colorado Springs, Colorado 80918
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (719) 593-2111

___________________________________________________
(Former name or former address, if changed since last report)

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 5.01. Changes in Control of Registrant
ITEM 5.02. Departure of Director and Principal Officer; Appointment of Principal Officer
ITEM 7.01 Regulation FD Disclosure
ITEM 8.01 Other Events

                 Effective March 24, 2005, a definitive Stock Purchase Agreement ("Agreement") was entered into by and among John C. Power, Director and Executive Officer of Redwood Microcap Fund, Inc. (the "Company" or "Redwood"), Randy Butchard, Allan Williams, as sellers (the "Shareholders") and Gibbs Holdings, L.L.C., as purchaser.

                  Under the terms of the Agreement, Power, Butchard and Williams have agreed to sell all of their shares of common stock of the Company, an aggregate of 1,572,363 shares, to Gibbs Holdings, L.L.C., at a price of $1.60 per share.

                  The transaction will be consummated in two closings. In the First Closing, which occurred on March 24, 2005, the Shareholders sold an aggregate of 901,632 shares for a total consideration of $375,000 in cash and notes totaling $1,067,611. The notes are payable in quarterly installments ending March 31, 2010. The promissory notes issued by Gibbs Holdings, L.L.C. are secured by (i) a pledge and security interest in a convertible note made by Redwood in favor of John Gibbs and (ii) John Gibb's personal Guaranty. As a result of the First Closing, Gibbs Holdings, L.L.C. became the beneficial owner, including shares previously owned, of 40% of the total issued and outstanding shares of common stock of the Company.

                  Concurrently with the First Closing, John C. Power resigned as a Director and President of the Company and its portfolio affiliates, and John Gibbs, the principal of Gibbs Holdings, L.L.C., was elected as President. Mr. Gibbs is also the President of TDP Energy Company, a majority owned subsidiary of Redwood. In addition, concurrently with the closing, the company retained John C. Power to serve as a consultant for a fee of $10,500 per month. Mr. Power will assist the Company with disposing of its non-oil and gas assets.

                  Including shares of Redwood common stock owned by Tri Power Resources, Inc., a wholly owned subsidiary of TDP Energy Company, as a result of the First Closing, John Gibbs became the beneficial owner of 1,224,776 shares of common stock, or 49% of the total issued and outstanding shares of common stock of Redwood.

                  Concurrently with the First Closing, Redwood and John C. Power executed an Indemnity pursuant to which Redwood agreed to indemnify Mr. Power from claims arising from his former capacities as a director and executive officer of Redwood to the fullest extent permitted by law.

                  The Second Closing is scheduled to occur following the approval of a change in control of the Company by the Federal Communications Commission. Such approval is required by virtue of the radio stations owned by a Redwood subsidiary. In the Second Closing, the Shareholders will sell their remaining 670,731 shares of common stock of Redwood to Gibbs Holdings, L.L.C. in consideration of notes totaling $1,703,170. The notes will also be repayable in quarterly installments ending March 31, 2010, and will be secured in the same manner as the notes given in the First Closing.

                  Under the terms of the Agreement, Gibbs Holdings L.L.C., has agreed to commence a cash tender offer for all of the remaining shares of common stock of Redwood other than shares of common stock owned by Gibbs Holdings, L.L.C., John Gibbs individually or Tri-Power Resources. The cash tender offer will be at a price of at least $1.60 per share, subject to customary terms and conditions including regulatory approval. If any shares remain outstanding following the tender offer, Gibbs Holdings, L.L.C. intends to acquire the balance of such shares by means of a short form or long form merger in the manner provided by Colorado law for a price of $1.60 per share, or such other price as may have been paid in the tender offer.

                  Through the transactions covered or contemplated by the Agreement have been completed, Gibbs Holdings, L.L.C., including John Gibbs individually and his controlled entities, plan to acquire 100% of the issued and outstanding shares of Redwood, complete the deregistration of Redwood as a closed-end registered investment company under the Investment Company Act of 1940, and take Redwood private. There can be no assurance that all of these transactions can be completed in the manner contemplated or proposed.

TEM 7:       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION                         AND EXHIBITS
Item	Title
9.01	Financial Statements and Exhibits
(a) Financial Statements of Business Acquired-not applicable
(b) Pro forma Financial Information-not applicable
Exhibits
1.0	Stock Purchase Agreement
2.0	Form of Stock Pledge and Security Agreement
3.0	Form of Indemnity

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDWOOD MICROCAP FUND, INC.
	Date: March 28, 2005	By: /s/ John Gibbs John Gibbs, President